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Exhibit 99.2

ISONICS CORPORATION TO FUND NEUTROTEST HAND-HELD EXPLOSIVE DETECTION PRODUCT

Launch Anticipated First Calendar Quarter of 2005 for Commercial Product Able to Quickly Evaluate Explosive Threats

        GOLDEN, CO (June 18, 2004)—Isonics Corporation (NASDAQ: ISON), a leader in the development of isotopically engineered and nano-structured materials, a supplier of silicon-on-insulator (SOI) wafers to the semiconductor industry and isotopes for life sciences and health care applications, announced today that it has commenced funding commercial development of its NeutroTest™, hand-held neutron-based explosive detection instrument for homeland security applications.

        Isonics, working through its homeland security subsidiary, IUT Detection Technologies (IUTDT), has signed a research and development agreement with IUT-Berlin (which owns 15% of IUTDT) to perform the engineering and technical tasks leading to a commercial prototype no later than the third calendar quarter of this year. Following third-party qualification testing, IUTDT expects to begin marketing a first generation commercial product first calendar quarter of 2005.

        NeutroTest™ is a hand-held instrument whose purpose is to give first responders a tool for quickly evaluating an explosive threat in the form of a suspicious package or purported explosive device. Isonics believes that this modestly priced product may become an essential item for bomb squads, police departments, fire departments, customs agencies, and security services world-wide.

        James E. Alexander, Isonics' president and CEO said, "The Board of Directors has approved development funding of this initial product in a pipeline rich with homeland security related technologies and products. The objective is to demonstrate our ability to minimize time to market with NeutroTest™ while we identify appropriate partnering and/or financing strategies for subsequent products."

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technology. Additional information may be obtained at the Company's Web site at http://www.isonics.com.

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2003, and its quarterly report on Form 10-QSB for the nine months ended January 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.

Contacts:

Investor Relations:

Randall Lewis
Senior Vice President
Trilogy Capital Partners, Inc.
randy@trilogy-capital.com
800.342.1467

Company:

James Alexander
President
Isonics Corporation
(303) 279-7900

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ISONICS CORPORATION TO FUND NEUTROTEST HAND-HELD EXPLOSIVE DETECTION PRODUCT